UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 3, 2007

VOIS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33035	95-4855709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Corporate Boulevard, Boca Raton, FL	33431
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	561-948-4193

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On October 3, 2007 the Board of Directors of VOIS Inc. adopted the VOIS Inc. 2007 Equity Compensation Plan (the "Plan"). The purpose of the Plan is to enable our company to attract and retain employees and consultants and provide them with the long-term financial incentives to enhance our performance. The Plan authorizes the grant of (i) options which qualify as incentive stock options under Section 422(b) of the Internal Revenue Code of 1986, as amended, (ii) non-qualified options which do not qualify as incentive stock options, (iii) awards of our common stock (iv) and rights to make direct purchases of our common stock which may be subject to certain restrictions. The maximum number of shares which can be issued over the term of the Plan is 1,500,000 shares.

A copy of the Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	2007 Equity Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOIS, INC.

Date: October 25, 2007	By:	/s/ Gary Schultheis
Gary Schultheis, Chief Executive Officer and President